UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2009

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Merger Agreement

On September 16, 2009, Hansen Medical, Inc. (“Hansen”) entered into an Amendment to Agreement and Plan of Merger and Reorganization (the “Amendment”) with AorTx, Inc. (p/k/a Redwood Second Merger Subsidiary, Inc.,) and each of David Forster and Louis Cannon, as Stockholders’ Representatives, to amend that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) among Hansen, Redwood Merger Subsidiary, Inc., Redwood Second Merger Subsidiary, Inc., AorTx, Inc. (“Pre-Merger AorTx”) and David Forster and Louis Cannon, as Stockholders’ Representatives, dated November 1, 2007. The Amendment amends and supersedes the terms under the Merger Agreement governing the license back of certain intellectual property to the former stockholders of Pre-Merger AorTx and confirms that a separate license agreement between Hansen, CardiacMD, Inc., a Delaware corporation and the “Newco” referred to in Section 2.07(j) of the Merger Agreement, satisfies all of Hansen’s past, current and future obligations under the Merger Agreement.

Amendment to Purchase Agreement

On September 17, 2009, Hansen entered into a letter agreement amending its Purchase Agreement with Plexus Services Corp. (“Plexus”), in order to extend the term of the Purchase Agreement until September 21, 2011. The Purchase Agreement, originally disclosed on Hansen’s Current Report on Form 8-K filed on October 12, 2007 and filed as Exhibit 10.24 to Hansen’s Annual Report on Form 10-K filed on February 28, 2008, may be further extended upon mutual agreement by both Hansen and Plexus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: September 21, 2009	/s/ STEVEN M. VAN DICK
Steven M. Van Dick Chief Financial Officer